  As filed with the Securities and Exchange Commission on OCTOBER 9, 1998

                                                       REGISTRATION  NO. 333 -

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                   UNDER THE

                            SECURITIES ACT OF 1933

                            ----------------------

                           MICROTOUCH SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)

        MASSACHUSETTS                                        04-2802971
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)


                         300 GRIFFIN BROOK PARK DRIVE
                         METHUEN, MASSACHUSETTS 01844
                                (978) 659-9000
                   (Address of Principal Executive Offices)

                          1992 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

          D. WESTERVELT DAVIS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           MicroTouch Systems, Inc.
                         300 Griffin Brook Park Drive
                         Methuen, Massachusetts 01844
                                (978) 659-9000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ---------------------------

                                with copies to:

                           WILLIAM T. WHELAN, ESQUIRE
              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                              ONE FINANCIAL CENTER
                          BOSTON, MASSACHUSETTS 02111
                                 (617) 542-6000



                                                 CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                           Proposed                Proposed
                                                            maximum                 maximum
         Title of                 Amount to be           offering price            aggregate                Amount of
securities to be registered        registered              per share             offering price       registration fee (1)
----------------------------------------------------------------------------------------------------------------------------------

 Common Stock, $.01 par value     375,000 shares          $12.625                 $4,734,375                $1,397

===================================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low prices on October 2, 1998 as reported by the Nasdaq National
     Market.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Statement Regarding Incorporation By Reference From Effective Registration
--------------------------------------------------------------------------
Statement
---------

     This Registration Statement covers additional securities of the same class as the securities of the Registrant registered on Form S-8 (File No. 33-80436) filed with the Securities and Exchange Commission on June 20, 1994 and Form S-8 (File No. 333-36439) filed with the Securities and Exchange Commission on September 26, 1997, the contents of which are both hereby incorporated by reference, relating to the Registrant's 1992 Equity Incentive Plan.

Item 8.  Exhibits.
-----------------

See Exhibit Index on page 5.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Methuen, Massachusetts, on October 9, 1998.

                              MICROTOUCH SYSTEMS, INC.

                              By:  /s/ D. Westervelt Davis
                                   -----------------------
                                    D. Westervelt Davis,
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

          We, the undersigned officers and directors of MicroTouch Systems, Inc., hereby severally constitute and appoint D. Westervelt Davis, Geoffrey P. Clear and William T. Whelan, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                       TITLE                        DATE
       ---------                       -----                        ----


/s/ D. Westervelt Davis      President, Chief Executive         October 9, 1998
---------------------------  Officer and Director
  D. Westervelt Davis        (Principal Executive Officer)


/s/ Geoffrey P. Clear        Vice President, Finance and        October 9, 1998
---------------------------  Administration
  Geoffrey P. Clear          (Chief Financial Officer
                             and Principal Accounting Officer)


/s/ James D. Logan           Chairman of the Board              October 9, 1998
---------------------------  and Director
  James D. Logan


/s/ Edward J. Stewart, III   Director                           October 9, 1998
---------------------------
  Edward J. Stewart, III


/s/ Ronald D. Fisher         Director                           October 9, 1998
---------------------------
  Ronald D. Fisher


/s/ Frank Manning            Director                           October 9, 1998
---------------------------
  Frank Manning


/s/ Peter E. Brumme          Director                           October 9, 1998
---------------------------
  Peter E. Brumme

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT                                                                                    SEQUENTIAL
NUMBER       DESCRIPTION                                                                    PAGE NO.
-------      -----------                                                                 --------------
5.1          Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the           6
             legality of shares being registered.  Filed herewith.

23.1         Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included           6
             in opinion of counsel filed as Exhibit 5.1).

23.2         Consent of Arthur Andersen LLP, independent accountants.  Filed herewith.          7

24           Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)


